UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2016

21st CENTURY ONCOLOGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, 21st Century Oncology, Inc. (“21C”), a subsidiary of 21st Century Oncology Holdings, Inc. (the “Company”), failed to make a semi-annual interest payment due November 1, 2016, as required by the indenture (the “Indenture”) governing 21C’s 11.00% Senior Notes due 2023 (the “Notes”).  The failure to make such interest payment, after not being cured within 30 days, has resulted in an event of default under the Indenture (the “Interest Payment Event of Default”).  In addition, the Company has failed to satisfy the Second Capital Event (as defined in the Indenture) with respect to an issuance or sale of 21C’s capital stock or from other equity investments and/or sales of assets in the aggregate amount of at least $25.0 million as of November 30, 2016 (the “Second Capital Event Satisfaction Event of Default”), triggering an additional event of default under the Indenture.  The Interest Payment Event of Default has also triggered a cross default under the Credit Agreement, dated as of April 30, 2015, among the Company, 21C, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), and the other agents and arrangers named therein (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and under the Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 8, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Certificate of Designations”). Additional events of default exist under the Credit Agreement for (i) failure to satisfy the Second Capital Event and (ii) the occurrence of a “Default Event” under the Certificate of Designations.

The Company has been working with its lenders, bondholders and stakeholders to address these events of default.  As more fully described below, the Company has entered into forbearance agreements with certain noteholders and lenders to provide all parties with additional time to negotiate a transaction support agreement to remedy the events of default. However, there can be no assurance that the Company will reach such agreement in the timeframe provided, or at all.

Item 1.01                   Entry into a Material Definitive Agreement.

Indenture Forbearance Agreement

On December 6, 2016, 21C and the guarantors under the Indenture (including the Company) (the “Notes Guarantors”) entered into a Forbearance Agreement (the “Indenture Forbearance Agreement”) with beneficial owners (and/or investment managers or advisors for beneficial owners) of greater than 90% of the aggregate principal amount of Notes outstanding (the “Majority Holders”) under the Indenture.

Pursuant to the Indenture Forbearance Agreement, and subject to important exceptions, the Majority Holders have agreed to forbear, until the earlier of January 15, 2017 and the occurrence of certain events (as described in the Indenture Forbearance Agreement), from exercising any rights and remedies, and from directing the Trustee to exercise any rights and remedies, under the Indenture and the Notes on account of certain events of default under the Indenture that are currently in existence or that may arise in the future (the “Existing Events of Default”), including (i) the Interest Payment Event of Default and (ii) the Second Capital Event Satisfaction Event of Default.  The Indenture Forbearance Agreement requires that by no later than December 15, 2016, 21C and the Notes Guarantors enter into a transaction support agreement with beneficial owners of Notes, the Required Lenders (as defined in the Credit Agreement) and the Administrative Agent pursuant to which such persons agree to support a transaction or series of transactions that remedies any Existing Events of Default (the “Transaction Support Agreement”).

The Indenture Forbearance Agreement also provides for significant additional restrictions, including further limiting the ability of 21C and certain of its subsidiaries to incur additional debt, pay dividends on or make distributions in respect of their equity interests or make other restricted payments or investments, make asset dispositions, incur liens or enter into or conduct affiliate transactions, and requiring 21C and certain of its subsidiaries to conduct their business only in the ordinary course.

Credit Agreement Forbearance Agreement

On December 6, 2016, 21C and the Company and the guarantors under the Credit Agreement (including the Company) (the “Loans Guarantors”) entered into a Forbearance Agreement (the “Credit Agreement Forbearance Agreement”) related to the Credit Agreement with certain consenting lenders (the “Consenting Lenders”) and the Administrative Agent.

Pursuant to the Credit Agreement Forbearance Agreement, and subject to important exceptions, the Consenting Lenders and the Administrative Agent have agreed to forbear, until the earlier of January 15, 2017 and the occurrence of certain events (as described in the Credit Agreement Forbearance Agreement), from exercising any rights and remedies under the Credit Agreement on account of an event of default under the Credit Agreement resulting from, among other things, the Existing Events of Default. The Credit Agreement Forbearance Agreement requires that by no later than December 15, 2016, 21C and the Loans Guarantors enter into the Transaction Support Agreement.

The Credit Agreement Forbearance Agreement also provides for significant additional restrictions, including further limiting the ability of 21C and certain of its subsidiaries to incur additional debt, pay dividends on or make distributions in respect of their equity interests or make other restricted payments or investments, make asset dispositions, incur liens or enter into or conduct affiliate transactions, and requiring 21C and certain of its subsidiaries to conduct their business only in the ordinary course.

The foregoing summary of the Indenture Forbearance Agreement and Credit Agreement Forbearance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

MDL Credit and Guarantee Agreement

On December 6, 2016, Medical Developers, LLC (the “Borrower”), a Florida limited liability company and indirect wholly owned subsidiary of the Company and certain of its affiliates, including the Company, the various lenders parties thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent entered into a credit and guaranty agreement (the “MDL Credit Agreement”).

The MDL Credit Agreement provides for a $20.0 million delayed draw term loan facility (the “Term Loan Facility”), with $10.0 million of such amount available for borrowing subject to the satisfaction of certain customary conditions precedent and with the remaining $10.0 million available for borrowing subject to the satisfaction of certain milestones.  The proceeds of the Term Loan Facility will be used for working capital in accordance with a budget.

The Borrower is required to pay certain recurring administration fees with respect to the MDL Credit Agreement.  The MDL Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and significant covenants restricting the ability (subject to certain exceptions) of 21C and its subsidiaries (including the Borrower and its subsidiaries) to, among other things, incur additional indebtedness or any other obligations.

The MDL Credit Agreement contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross default to other indebtedness; bankruptcy and insolvency events; inability to pay debts; monetary judgment defaults; actual or asserted invalidity or impairment of any definitive loan documentation and a change of control.

Interest will accrue on the Term Loan Facility at a rate equal to 10.0% per annum, with an increase to 14.0% per annum on January 15, 2017.  Interest is payable in cash.

The obligations of the Borrower under the MDL Credit Agreement are guaranteed by the Company, 21C and certain direct and indirect wholly owned domestic subsidiaries of 21C and are secured by substantially all of the assets of the Borrower, including a pledge of 65% of the voting stock of Medical Developers Cooperatief U.A., a Dutch subsidiary of the Borrower.

The Term Loan Facility matures on January 15, 2017.

The foregoing summary of the MDL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the MDL Credit Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the MDL Loan is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Indenture Forbearance Agreement, dated as of December 6, 2016, among 21st Century Oncology, Inc., the guarantors party thereto and the noteholders party thereto.

10.2	Credit Agreement Forbearance Agreement, dated as of December 6, 2016, among 21st Century Oncology, Inc., the guarantors party thereto and the lenders party thereto.

10.3

Credit and Guarantee Agreement, dated as of December 6, 2016, among Medical Developers, LLC, the guarantors party thereto, the lenders party thereto and Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: December 7, 2016	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer